Exhibit 99.2

UNITED STATES DISTRICT COURT

FOR THE NORTHERN DISTRICT OF ILLINOIS

EASTERN DIVISION

MONOTYPE IMAGING, INC.,	)
a Delaware Corporation, and	)
INTERNATIONAL TYPEFACE CORPORATION,	)
a New York Corporation,	)
)
Plaintiffs,	)	Civil Action No. 03 C 4349
v.	)	Judge Amy St. Eve
	)	Magistrate Judge Denlow
)
BITSTREAM INC., a Delaware corporation,	)
)
Defendant.	)

SATISFACTION OF JUDGMENT

Defendant Bitstream Inc., having received full satisfaction and payment, and pursuant to the agreement of the parties, acknowledges satisfaction of the Court’s award of attorneys’ fees in the amount of $427,559.58, nontaxable expenses in the amount of $12,740.74, and taxable costs in the amount of $23,199.58 entered in its favor in the Court’s Order dated May 17, 2006 (copy attached as Exhibit A) against Plaintiffs Monotype Imaging, Inc. and International Typeface Corporation. Defendant agrees not to appeal the Court’s award of attorneys’ fees, nontaxable expenses and taxable costs set forth in the May 17, 2006 Order. Upon Plaintiffs’ dismissal of appeal No. 05-3343 of the judgment in the above-identified action; Plaintiffs’ payment referenced herein will satisfy all obligations of the Plaintiffs arising from the above-referenced action.

Respectfully submitted,

/s/ Peter C. John Peter C. John
Eric R. Lifvendahl
WILLIAMS, MONTGOMERY & JOHN 20 North Wacker Drive 2100 Civil Opera Building Chicago, Illinois 60606-3094 (312) 443-3200

Jeffrey L. Snow Daniel E. Rosenfeld KIRKPATRICK & LOCKHART NICHOLSON GRAHAM LLP State Street Financial Center One Lincoln Street Boston, Massachusetts 02111-2950 617-261-3100

Attorneys for Defendant Bitstream Inc.

Dated: June 13, 2006